EXHIBIT 10.1

THIRD AMENDMENT TO

REVOLVING CREDIT, GUARANTY AND SECURITY AGREEMENT

This Third Amendment Agreement to Revolving Credit, Guaranty and Security Agreement (this “Agreement”) is dated as of April 29, 2015 (the “Effective Date”), by and between ULTRALIFE CORPORATION, a corporation organized under the laws of the State of Delaware (“Borrower”), and PNC BANK, NATIONAL ASSOCIATION (“Lender”).

WHEREAS, Borrower and Lender are party to a Revolving Credit, Guaranty and Security Agreement dated as of May 24, 2013 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower and Lender desire to amend the Credit Agreement to modify certain provisions thereof; and

WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement, except to the extent such term is otherwise defined herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Borrower and Lender agree as follows:

1. The Credit Agreement is hereby amended to delete Section 7.7 therefrom in its entirety and to insert in place thereof the following:

7.7 Distributions. Pay or make any dividend or distribution on any Equity Interests of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interests of Borrower, or of any options to purchase or acquire any such Equity Interests of any Credit Party (excluding any cashless exercise of options) or pay any management, consulting or similar fee; provided, however that Borrower may repurchase up to 1,800,000 of its common stock from its shareholders for an aggregate amount not to exceed $8,000,000 during the period from May 1, 2014 through and including April 30, 2016 so long as (a) no Default or Event of Default then exists or would otherwise exist as result thereof (it being recognized by Lender that Borrower’s actions directly effecting such repurchase shall not be deemed as Event of Default, e.g. Borrower’s repurchase of its own Equity Interests shall not be deemed to be a breach of Section 7.4 above); (b) Undrawn Availability is greater than or equal to $6,000,000 both immediately before and immediately after giving effect to any such repurchase; (c) Undrawn Availability plus domestic unrestricted cash of Borrower is greater than or equal to $8,000,000 both immediately before and immediately after giving effect to any such repurchase; and (d) Borrower uses its unrestricted cash to consummate such repurchases and does not request any Revolving Advances for such purpose.

2. As a condition precedent to the effectiveness of this Agreement, Borrower shall pay all reasonable out-of-pocket legal fees and expenses of Lender incurred in connection with this Agreement.

3. Borrower hereby represents and warrants to Lender that as of the Effective Date: (a) Borrower has the legal power and authority to execute and deliver this Agreement and each other document executed by a Borrower in connection herewith (the “Amendment Documents”); (b) the officers, managers, or members, as the case may be, executing the Amendment Documents have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions thereof; (c) the execution and delivery hereof by Borrower of the Amendment Documents and the performance and observance by Borrower of the provisions thereof do not violate or conflict with the Organizational Documents of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of the Amendment Documents or by the performance or observance of any provision thereof; (e) Borrower has no claim or offset against, or defense or counterclaim to, any of Borrower’s obligations or liabilities under the Credit Agreement, the Other Documents or any document related thereto or otherwise with respect to the Obligations; and (f) the Amendment Documents constitute the valid and binding obligation of Borrower, enforceable in accordance with their respective terms.

4. In consideration of this Agreement, Borrower hereby waives and releases Lender and its representatives, shareholders, directors, officers, employees, attorneys, affiliates and subsidiaries from any and all such claims, offsets, defenses and counterclaims of which Borrower is aware or unaware as of the Effective Date, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

5. Each reference that is made in the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. The Amendment Documents shall each constitute “Other Documents” as defined in the Credit Agreement. Borrower hereby reaffirms its obligations under the Credit Agreement and each Other Document to which it is a party, as any of them may from time to time be amended, restated or otherwise modified, and further agrees that the Credit Agreement and each Other Document shall, except to the extent modified herein, remain in full force and effect following the execution and delivery of this Agreement and all documents being executed and delivered in connection herewith.

6. This Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by electronic signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

7. The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

8. BORROWER AND LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER AND LENDER.

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The parties have executed this Agreement as of the date first written above.

BORROWER:

ULTRALIFE CORPORATION By: /s/ Philip A. Fain Print Name: Philip A. Fain Its: CFO and Treasurer

 LENDER:

PNC BANK, NATIONAL ASSOCIATION By: /s/Kevin Rich Kevin Rich, Vice President